UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 30, 2013

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park 901 E. Hector Street Conshohocken, Pennsylvania 19428
(Address of principal executive offices)
(Zip Code)

(610) 832-4000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2013, the Board of Directors (the "Board") of Quaker Chemical Corporation (the "Company") decided to temporarily increase the size of the Board from nine to ten and appointed Mark A. Douglas as an additional member, effective on such date. Also on January 30, 2013, Edwin J. Delattre, a member of the Board, announced his decision to retire from the Board at the end of his current term at the Company's 2013 annual meeting of shareholders that will be held on May 8, 2013. Dr. Delattre serves on the Board's Compensation/Management Development and Governance Committees.

Mr. Douglas' compensation will be consistent with the Company's previously disclosed compensatory arrangements for non-employee directors, which are described in the Company's most recent proxy statement filed with the Securities and Exchange Commission on March 30, 2012, file number 001-12019, under the heading "Director Compensation." Such compensation consists of an annual cash retainer and a time-based restricted stock award, as determined for each Board year by the Board's Governance Committee, as well as a fee for each Board meeting attended. Mr. Douglas' annual retainer will be prorated to reflect the commencement date of his service on the Board.

A copy of the press release announcing the appointment of Mr. Douglas to the Company's Board and the retirement of Dr. Delatrre is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are included as part of this report:

Exhibit No.
99.1	Press Release of Quaker Chemical Corporation dated January 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION
Registrant

Date: January 31, 2013	By:	/s/ D. JEFFRY BENOLIEL
D. Jeffry Benoliel Vice President – Global Metalworking and Fluid Power and Corporate Secretary